UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2015
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 11, 2015, Facebook, Inc. (the "Company") held its annual meeting of stockholders at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, California 95054 (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders voted on six proposals, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2015 (the "Proxy Statement"). There were 1,773,175,882 shares of Class A common stock and 422,252,847 shares of Class B common stock present at the beginning of the Annual Meeting in person or by proxy, which represented 76.47% of the combined voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company's Class A common stock were entitled to one vote for each share held as of the close of business on April 13, 2015 (the "Record Date"), and holders of the Company's Class B common stock were entitled to ten votes for each share held as of the Record Date.
The stockholders of the Company voted on the following proposals at the Annual Meeting:
1.To elect eight directors, all of whom are currently serving on the Company's board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
2.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.
3.To re-approve the Internal Revenue Code of 1986, as amended (the "Code"), Section 162(m) limits of the Company's 2012 Equity Incentive Plan to preserve the Company's ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Code.
4.A stockholder proposal regarding change in stockholder voting.
5.A stockholder proposal regarding an annual sustainability report.
6.A stockholder proposal regarding a human rights risk assessment.
The voting results for each of these proposals are detailed below.
1.Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Marc L. Andreessen	5,749,419,296	298,902,683	436,314,158
Erskine B. Bowles	5,993,916,345	54,405,634	436,314,158
Susan D. Desmond-Hellmann	6,006,288,733	42,033,246	436,314,158
Reed Hastings	5,892,941,555	155,380,424	436,314,158
Jan Koum	5,584,430,232	463,891,747	436,314,158
Sheryl K. Sandberg	5,576,300,022	472,021,957	436,314,158
Peter A. Thiel	5,896,116,809	152,205,170	436,314,158
Mark Zuckerberg	5,607,996,364	440,325,615	436,314,158
Each of the eight nominees for director was elected to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

2.Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
6,417,057,334	64,416,081	3,162,722
There were no broker non-votes on this proposal.
The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.
3.Re-Approval of the Section 162(m) Limits of the Company's 2012 Equity Incentive Plan

For	Against	Abstentions	Broker Non-Votes
4,944,128,748	1,097,324,523	6,868,708	436,314,158
The stockholders re-approved the Section 162(m) limits of the Company's 2012 Equity Incentive Plan.
4.Stockholder Proposal Regarding Change in Stockholder Voting

For	Against	Abstentions	Broker Non-Votes
1,152,748,457	4,891,475,583	4,097,939	436,314,158
The stockholders did not approve the stockholder proposal regarding a change in stockholder voting.
5.Stockholder Proposal Regarding an Annual Sustainability Report

For	Against	Abstentions	Broker Non-Votes
491,208,527	5,343,965,047	213,148,405	436,314,158
The stockholders did not approve the stockholder proposal regarding an annual sustainability report.
6.Stockholder Proposal Regarding a Human Rights Risk Assessment

For	Against	Abstentions	Broker Non-Votes
90,211,006	5,734,735,925	223,375,048	436,314,158
The stockholders did not approve the stockholder proposal regarding a human rights risk assessment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: June 12, 2015	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President, General Counsel,
and Secretary